Exhibit 3.77

Delaware
The first State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:
     “DR PEPPER BOTTLING COMPANY OF TEXAS”, A DELAWARE CORPORATION,
     WITH AND INTO “THE AMERICAN BOTTLING COMPANY” UNDER THE NAME OF “THE AMERICAN BOTTLING COMPANY”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-EIGHTH DAY OF MAY, A.D. 2008, AT 11:24 O’CLOCK P.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTY-FIRST DAY OF MAY, A.D. 2008, AT 11:58 O’CLOCK P.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

2880629 8100M 080620552 You may verify this certificate online at corp. delaware.gov/authver.shtml	/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State AUTHENTICATION: 6623247 DATE: 05-29-08

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:21 PM 05/28/2008
FILED 11:24 PM 05/28/2008
SRV 080620552 – 2880629 FILE
CERTIFICATE OF MERGER
merging
DR PEPPER BOTTLING COMPANY OF TEXAS
(a Delaware corporation)
with and into
THE AMERICAN BOTTLING COMPANY
(a Delaware corporation)
(PURSUANT TO SECTION 251 OF THE
GENERAL CORPORATION LAW OF THE STATE OF DELAWARE)
May 28, 2008
THE AMERICAN BOTTLING COMPANY, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”). DOES HEREBY CERTIFY as follows:
     FIRST: The name and state of domicile of each of the constituent corporations (collectively, the “Constituent Corporations”) is as follows:

Name	State of Domicile
Dr Pepper Bottling Company of Texas	Delaware
THE AMERICAN BOTTLING COMPANY	Delaware
     SECOND: An Agreement and Plan of Merger dated as of May 28, 2008 (the “Agreement and Plan of Merger”), has been approved, adopted, certified, executed and acknowledged by the Corporation and Dr Pepper Bottling Company of Texas in accordance with the requirements of the General Corporation Law of the State of Delaware.
     THIRD: The name of the corporation surviving the merger is “THE AMERICAN BOTTLING COMPANY”, a Delaware corporation (the “Surviving Corporation”).
     FOURTH: The Certificate of Incorporation of the Corporation shall be the Certificate of Incorporation of the Surviving Corporation.
     FIFTH: The executed Agreement and Plan of Merger is on file at an office of the Surviving Corporation, the address of which is 5301 Legacy Drive, Plano, Texas 75024.
     SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of the Corporation or Dr Pepper Bottling Company of Texas.

     SEVENTH: This Certificate of Merger shall be effective as of 11:58 P.M. Eastern Time on May 31, 2008.
[Signature page follows.]

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Merger to be executed by its duly authorized officer as of the date first written above.

THE AMERICAN BOTTLING COMPANY
By:	/s/ William M. Nelson
	Name:	William M. Nelson
	Title:	Senior Vice President & Secretary

[Signature Page to Certificate of Merger]